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                                                                    EXHIBIT 24.1

                                                           July 14, 1998

Armando A. Pena
1 Riverside Plaza
Columbus, Ohio  43215

Richard C. Kelly
1225 Seventeenth Street
Denver, Colorado  80502

Dear Sirs:

     Yorkshire Power Group Limited (the "Company") proposes to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) $650,000,000 of Senior Notes of Yorkshire Power Finance Limited, a Cayman Islands company with limited liability and subsidiary of the Company and (ii) guarantees by the Company of the above-mentioned securities.

     The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by a prospectus and any appropriately amended prospectus and any necessary exhibits.

     The Company hereby authorizes you or any one of you to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

     The undersigned directors and officers of the Company hereby authorize you or any one of you to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid.

     Very truly yours,

     YORKSHIRE POWER GROUP LIMITED

     By: /s/ Wayne H. Brunetti
        Name: Wayne H. Brunetti
        Title:   Chairman and Director

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/s/ Dr. E. Linn Draper, Jr.
Dr. E. Linn Draper, Jr.
Director



/s/ Donald M. Clements, Jr.
Donald M. Clements, Jr.
Director



/s/ Armando A. Pena
Armando A. Pena
Director and Chief Financial Officer



/s/ Wayne H. Brunetti
Wayne H. Brunetti
Chairman and Director



/s/ Richard C. Kelly
Richard C. Kelly
Director



/s/ Teresa S. Madden
Teresa S. Madden
Director

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